Exhibit 3.6

AMENDMENT NO. 5

to the

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

of

CHEROKEE INTERNATIONAL, LLC

                This Amendment No. 5 (this “Amendment”) to the Second Amended and Restated Operating Agreement, dated as of April 30, 1999, as amended by Amendment No. 1 thereto, dated as of June 30, 1999, Amendment No. 2 thereto, dated as of June 30, 1999, Amendment No. 3 dated as of June 12, 2000 and Amendment No. 4 dated as of June 14, 2000 (the “Agreement”), of Cherokee International, LLC, a California limited liability company (the “Company”) is made and entered into as of September 26, 2001 among the Company and such members of the Company as are party to this Amendment.

                WHEREAS, certain members of the Company (the “Sellers”) has made a disposition of Class A Units (the “Class A Units”) and Class B Units (the “Class B Units” and, together with the Class A Units, the “Units”) of the Company to Cherokee Investor Partners LLC and OCM/GFI Cherokee Investments II, Inc. (the “Purchasers”).

                NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.   Definitions: References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.  Each reference to “hereof,” “hereunder,” herein” and “hereby” and other similar reference contained in the Agreement shall from and after the date of this Amendment refer to the Agreement as amended hereby.

Section 2.   Effectiveness of Amendments.  This Amendment shall become effective and the Agreement shall be amended as provided herein as of the date the Purchasers purchase the Units of the Company from the Sellers pursuant to that certain Unit Purchase Agreement, dated as of August 10, 2001, by and among the Sellers and the Purchasers.

Section 3.   Amendment of Appendix A.  Appendix A to the Agreement is amended to read in its entirety as follows:

Appendix A

Member Name and Address	Class A Units	Class B Units	Percentage Interest	Capital Contribution	Capital Account**
Cherokee Investor Partners, LLC c/o GFI Energy Ventures LLC 12121 Wilshire Blvd., Ste. 1375 Los Angeles, CA 90025	242,275	24,637,454	68.5431%	$16,632,566

OCM/GFI Cherokee Investments II, Inc.	10,520	1,299,987	3.6104%	6,300,000

Ganpat I. Patel and Manju G. Patel, Trustees of the Patel Family Trust dated July 17, 1987*	71,157	1,756,717	5.0358%	2,079,071

Rita Patel, Trustee of the Ganpat Patel 1997 Irrevocable Trust I dated November 3, 1997*	0	914,957	2.5207%	1,039,535

Anita Tolani, Trustee of the Ganpat Patel 1997 Irrevocable Trust II dated November 3, 1997*	0	914,957	2.5207%	1,039,535

Asha Patel, Trustee of the Ganpat Patel 1997 Irrevocable Trust III dated November 3, 1997*	0	914,957	2.5207%	1,039,535

Rita Patel, Trustee of the Manju Patel 1997 Irrevocable Trust I dated November 3, 1997*	0	914,957	2.5207%	1,039,535

Anita Tolani, Trustee of the Manju Patel 1997 Irrevocable Trust II dated November 3, 1997*	0	914,957	2.5207%	1,039,535

Asha Patel, Trustee of the Manju Patel 1997 Irrevocable Trust III dated November 3, 1997*	0	914,957	2.5207%	1,039,535

Bikor Corporation*	23,719	2,415,486	6.7200%	2,772,094

Ashok Patel	0	87,139	0.2401%	69,302

Van Holland	0	98,873	0.2724%	136,295

Howard Ribaudo	0	87,139	0.2401%	69,302

Dennis Pouliot	0	50,000	0.1377%	—

Ken King	0	12,500	0.0344%	—

Cong Dung Le	0	10,000	0.0275%	—

Moshe Domb	0	5,228	0.0144%	4,158

Totals:	347,671	35,950,265	100%	34,299,998

*	c/o Cherokee International, LLC, 2841Dow Avenue, Tustin, CA 92780
**	Capital Accounts to be determined.

Section 4.   Effectiveness of the Agreement.  Except as amended hereby, the Agreement shall continue in full force and effect.

Section 5.   Incorporation of Terms.  This Amendment shall be governed by and construed in accordance with Article XIII of the Agreement.

                                IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

MEMBER:

CHEROKEE INVESTOR PARTNERS, LLC

By:

Its:

MEMBER:

OCM/GFI CHEROKEE INVESTMENTS II, INC

By:

Its:

By:

Its:

MEMBER:

By:

GANPAT I. PATEL, AS TRUSTEE OF THE PATEL FAMILY TRUST, DATED JULY 17, 1987

MEMBER:

By:

MANJU G. PATEL, AS TRUSTEE OF THE PATEL FAMILY TRUST, DATED JULY 17, 1987

MEMBER:

By:

RITA PATEL, AS TRUSTEE OF THE GANPAT PATEL 1997 IRREVOCABLE TRUST I, DATED NOVEMBER 3, 1997

MEMBER:

By:

ANITA TOLANI, AS TRUSTEE OF THE GANPAT PATEL 1997 IRREVOCABLE TRUST II, DATED NOVEMBER 3, 1997

MEMBER:

By:

ASHA PATEL, AS TRUSTEE OF THE GANPAT PATEL 1997 IRREVOCABLE TRUST III, DATED NOVEMBER 3, 1997

MEMBER:

By:

RITA PATEL, AS TRUSTEE OF THE MANJU PATEL 1997 IRREVOCABLE TRUST I, DATED NOVEMBER 3, 1997

MEMBER:

By:

ANITA TOLANI, AS TRUSTEE OF THE MANJU PATEL 1997 IRREVOCABLE TRUST II, DATED NOVEMBER 3, 1997

MEMBER:

By:

ASHA PATEL, AS TRUSTEE OF THE MANJU PATEL 1997 IRREVOCABLE TRUST III, DATED NOVEMBER 3, 1997

MEMBER:

BIKOR CORPORATION

By:

Its: